Exhibit 99.2

Jackson Announces Fourth Quarter Cash Dividend of $0.50 Per Share and a $300 Million Share Repurchase Program

LANSING, Mich. — November 9, 2021 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) today announced that its Board of Directors has approved the commencement of a regular quarterly cash dividend and declared a cash dividend of $0.50 per Class A and Class B common share for the fourth quarter 2021. The Board also authorized a $300 million repurchase program for Jackson’s Class A common stock. The dividend and share repurchase program are the first for Jackson since becoming an independent, publicly-traded company.

“Jackson is committed to returning excess capital to shareholders as part of a balanced capital management strategy,” commented Laura Prieskorn, CEO of Jackson. “This announcement reflects our strong capital position and confidence in our ability to generate consistent, profitable growth that enables strategic reinvestment in the business while returning capital to shareholders. Taken together, the dividend and share repurchase program position us to fulfill our previously announced target of returning $325 million to $425 million to shareholders within the first year following the demerger.”

The fourth quarter cash dividend on Jackson’s Class A and Class B common stock is payable on December 9, 2021 to shareholders of record at the close of business on November 19, 2021. The approximate number of common shares outstanding as of November 8, 2021 was 94.5 million.

Repurchases under the program may be made through open market purchases, unsolicited or solicited privately negotiated transactions, or in such other manner and at such times as management determines in compliance with applicable legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. Management reserves its right to amend or terminate the program at any time in its discretion.
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SAFE HARBOR STATEMENT
This press release may contain certain statements, other than those relating to historical facts, that constitute “forward- looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance, are subject to a number of assumptions, and are inherently susceptible to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.

Forward- looking statements include statements regarding our intentions, beliefs, assumptions, plans, objectives, goals, strategies, future events or performance, and underlying assumptions concerning, among other things, our expectations with respect to distributing capital to our stockholders; financial position; results of operations; cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; and the impact of prevailing capital markets and economic conditions. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes of our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or
1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The indirect, wholly-owned subsidiaries of JHLLC include Jackson National Life Insurance Company, Brook Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

suggested by the forward-looking statements contained in this release. A number of important factors, including the risks, uncertainties and assumptions discussed in in the Company’s Registration Statement on Form 10 for the fiscal year ended December 31, 2020, and subsequent filings, all of which are on file with the U.S. Securities and Exchange Commission (the SEC) and are also available in the investor relations section of the Company’s website at https://investors.jackson.com under the heading "SEC Filings," could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements.

There can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Any forward-looking statements reflect Jackson’s views and assumptions as of the date of this release and Jackson disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all of our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

Visit https://investors.jackson.com to view information regarding Jackson Financial Inc. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2020. (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible).

Jackson National Life Insurance Company is a wholly owned subsidiary of Jackson Financial Inc. Jackson Financial Inc. is a publicly traded company. Prudential plc and Athene Life Re Ltd. each hold a minority economic interest in Jackson Financial Inc. Prudential plc has no relation to Newark, New Jersey-based Prudential Financial, Inc.

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

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Media Contact:
Patrick Rich
patrick.rich@jackson.com

Investor Relations Contact:
Andrew Campbell
andrew.campbell@jackson.com

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